UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2013
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)On March 6, 2013, the Company held its 2013 Annual Meeting of Shareholders in Santa Ana Pueblo, New Mexico.
(b)Below are the voting results for the matters submitted to the Company's shareholders for a vote at the Annual Meeting.

(1)    The election of the following three director nominees to the Company's Board of Directors, each to serve a three-year term expiring in 2016.  Each nominee was elected as director with the following vote:

Nominee	Votes For	Withheld	Broker Non-Votes
Hong Q. Hou, Ph.D.	9,619,849	125,950	11,315,150
Charles T. Scott	8,472,712	1,273,087	11,315,150
Sherman McCorkle	8,474,883	1,270,916	11,315,150

(2)     A proposal to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013.  This proposal was approved with 20,955,544 votes in favor, 82,384 votes against and 23,021 abstentions.

(3)     A proposal to approve the amendment and restatement of the EMCORE Corporation 2007 Directors' Stock Award Plan. This proposal was approved with 8,200,047 votes in favor, 1,498,069 votes against, 47,683 abstentions and 11,315,150 broker non-votes.

(4)     A proposal to approve, on an advisory basis, executive compensation of the Company's Named Executive Officers. This proposal was approved with 8,229,231 votes in favor, 1,479,396 votes against, 37,172 abstentions and 11,315,150 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 11, 2013	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer